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PRESS ANNOUNCEMENT

DATE:           APRIL 18, 2007

CONTACT:        C. KEITH SWANEY
                (440) 248-7171

PVF CAPITAL CORP. ANNOUNCES QUARTERLY EARNINGS AND CASH DIVIDEND.

PVF Capital Corp., the parent company of Park View Federal Savings Bank, announced earnings of $1,177,000, or $0.15 basic earnings per share and $0.15 diluted earnings per share, for the quarter ended March 31, 2007 as compared to earnings of $1,267,000, or $0.16 basic earnings per share and $0.16 diluted earnings per share, for the prior year comparable period.

Earnings were $3,877,000, or $0.50 basic earnings per share and $0.49 diluted earnings per share, for the nine-month period ended March 31, 2007 as compared to $3,646,000, or $0.47 basic earnings per share and $0.46 diluted earnings per share, for the prior year comparable period.

Earnings for the current three- and nine-month periods were impacted by a decline in net interest income that was attributable to margin compression and a soft local real estate market. This decline was offset by a decrease in the provision for loan losses and an increase in noninterest income. The decline in the provision for loan losses is attributable to a change in asset classification methodology implemented pursuant to the release of the Interagency Policy Statement on the Allowance for Loan and Lease Losses. This resulted in increased allocation to specific valuation allowance and a decreased allocation to the general valuation allowance for criticized loans.

The increase in noninterest income for the three month period is attributable to an improvement in net gains on the sales of mortgage loans, which represented an increase of $166,000 over the prior year comparable period and improved earnings on bank-owned life insurance, which represented an increase of $117,000 over the prior period.

The increase in noninterest income for the nine month period is attributable to a change in fair value of mortgage banking derivatives that represented a $463,000 increase over the prior period, the reversal of a market adjustment for loans held for sale which represented an increase of $187,000, and an increase in gains on the sale of real estate owned, which represented an increase of $272,000 over the prior period.

As of March 31, 2007, PVF Capital Corp. reported assets of $907.6 million, an increase of $1.5 million or 0.2% from the fiscal year ended June 30, 2006. Total stockholders' equity of PVF Capital Corp. was $71.3 million at March 31, 2007. Annualized return on assets and return on equity were 0.57% and 7.36%, respectively, for the nine months ended March 31, 2007.

On March 27, 2007, the Board of Directors of PVF Capital Corp. declared a quarterly cash dividend on the Company's outstanding common stock. The cash dividend will be in the amount of $0.074 per share payable on May 7, 2007 to the stockholders of record at the close of business on April 30, 2007.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current

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expectation regarding important risk factors including, but not limited to, real estate values and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved.

PVF Capital Corp.'s common stock trades on the NASDAQ Small-Cap market under the symbol PVFC.


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

                         Summary of Financial Highlights

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (UNAUDITED)

 (Dollars in thousands)                                       MARCH 31,                    JUNE 30,
                                                                2007                         2006
                                                            -----------                   -----------
ASSETS
------
   Cash and cash equivalents                                 $  25,735                     $  19,738
   Investment securities                                        58,000                        58,000
   Loans receivable                                            729,746                       736,065
   Loans receivable held for sale                                9,387                        10,698
   Mortgage-backed securities                                   26,670                        27,578
   Other assets                                                 58,015                        54,002
                                                             ---------                     ---------
      Total Assets                                           $ 907,553                     $ 906,081
                                                             =========                     =========

LIABILITIES
-----------
   Deposits                                                   $667,025                     $ 656,864
   Borrowed money                                              147,000                       156,773
   Other liabilities                                            22,205                        23,471
                                                             ---------                     ---------
      Total Liabilities                                        836,230                       837,108
                                                             ---------                     ---------

      Total Stockholders' Equity                                71,323                        68,973

      Total Liabilities and Stockholders' Equity             $ 907,553                     $ 906,081
                                                             =========                     =========

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                                                                 THREE MONTHS ENDED            NINE MONTHS ENDED
 (Dollars in thousands except per share data)                         MARCH 31,                     MARCH 31,
                                                              -----------------------       -----------------------
                                                                 2007          2006            2007           2006
Interest income                                                $15,065       $14,328         $46,177        $40,193
Interest expense                                                 9,101         7,391          27,244         20,115
                                                               -------       -------         -------        -------

Net interest income                                              5,964         6,937          18,933         20,078
       Provision for loan losses                                    (1)          352              91            646
                                                               -------       -------         -------        -------
Net interest income after provision for loan losses              5,965         6,585          18,842         19,432

Total noninterest income                                           984           534           2,974          1,875

Total noninterest expense                                        5,302         5,297          16,258         16,114
                                                                ------        ------         -------        -------

Income before federal income tax provision                       1,647         1,822           5,558          5,193

        Federal income tax provision                               470           555           1,681          1,547
                                                               -------       -------         -------        -------
Net income                                                     $ 1,177       $ 1,267         $ 3,877        $ 3,646
                                                               =======       =======         =======        =======

BASIC EARNINGS PER SHARE                                       $  0.15       $  0.16         $  0.50        $  0.47
                                                               =======       =======         =======        =======

DILUTED EARNINGS PER SHARE                                     $  0.15       $  0.16         $  0.49        $  0.46
                                                               =======       =======         =======        =======